UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 21, 2007
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On June 21, 2007, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (the “Company”), and certain of its wholly owned subsidiaries, entered into an Omnibus Amendment (the “Amendment”) to that certain Security and Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”) dated December 6, 2005 (the “Loan Agreement”), to provide an additional $3,000,000 in financing to the Company. In addition to this amount, Laurus will extend up to an additional $1,200,000 to the Company in the event that certain conditions are met. In connection with the Amendment, the Company issued 572,727 shares of its common stock, par value $0.001 per share (the “Closing Shares”) to Laurus.
     The Company intends to use the proceeds from the Amendment for continued working capital.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See disclosure provided in Item 1.01 above.

Item 3.02	Unregistered Sales of Equity Securities.
     In connection with the Amendment, the Company will issue the Closing Shares to Laurus. The Closing Shares will be issued pursuant to section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibit.
     (d)     Exhibits

Exhibit No.	Description
99.1	Press release of MedAvant dated June 22, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date: June 22, 2007	/s/ John G. Lettko

John G. Lettko President and Chief Executive Officer